EXHIBIT 10.29

SECOND MODIFICATION AGREEMENT

THIS SECOND MODIFICATION AGREEMENT (the “Agreement”) is made and entered into this   30 th   day of March, 2007, by and between First Keystone Bank (the “Bank”), chartered under the Laws of the United States of America, having its principal office at 22 West State Street, Media, Pennsylvania, 19063, Spitz, Inc., a Delaware corporation (the “Borrower”), with an address of P.O. Box 198, Route 1, Chadds Ford, Pennsylvania, 19317, and Evans & Sutherland Computer Corporation, a Utah corporation (the “Guarantor”).  The Bank, Borrower and Guarantor are sometimes herein referred to as a “Party” and collectively as the “Parties”.

Background

A.            Bank extended to Borrower a line of credit facility on April 28, 2006, (the “Loan”) in the maximum principal sum of Three Million Dollars ($3,000,000.00) evidenced by that certain Line of Credit Note (the “Note”) made by Borrower and delivered to Bank on April 28, 2006.  The Loan is to be advanced pursuant to the terms of a Line of Credit Agreement between Bank, Borrower and Guarantor dated April 28, 2006 (the “Line of Credit Agreement”).   All capitalized terms not specifically defined herein shall have the meanings given such terms as set forth in the Line of Credit Agreement.

B.            The Parties entered into that certain First Modification Agreement dated July 28, 2006 (the “First Modification”), wherein, among other modifications, the parties agreed to reduce the Maximum Credit Limit to the  lesser of (i) One Million One Hundred Thousand Dollars ($1,100,000.00), or (ii) the sum of (a) eighty (80%) percent of the Borrower’s Qualified Accounts Receivable and (b) fifty (50%) percent of Borrower’s Qualified Inventory.

C.            On or about April 28, 2006, Transnational Industries, Inc., a Delaware corporation, sold all of Transnational’s one hundred percent (100%) ownership interest in and to Borrower to Guarantor.

D.            The Line of Credit Agreement sets forth certain financial covenants of the Borrower, including without limitation a covenant to provide Bank within ninety (90) days following the end of Borrower’s tax year, current year end audited financial statements including, without limitation, a balance sheet, income statement and statement of source and application of funds (collectively the “Audited Financials”), and a covenant to provide Bank within sixty (60) days of the date the same are due for filing, copies of Borrower’s Federal Income Tax Returns (the “Tax Returns”).

E.             Guarantor is a publicly traded company and, pursuant to the Line of Credit Agreement, has agreed to provide to Bank, within ninety (90) days following the end of Guarantor’s fiscal year and each fiscal quarter, respectively, Guarantor’s Annual Report on Form 10-K and quarterly report on Form 10-Q.

F.             As a wholly owned subsidiary of Guarantor, Borrower is no longer required to prepare separate audited financials or file a separate income tax return and Borrower and Guarantor have requested that Bank waive the requirement that Audited Financials and Tax Returns be provided.

G.            As of the date hereof the outstanding principal balance of the Loan is Seven Hundred Ninety Nine Thousand Nine Hundred Eighty and 06/100 Dollars ($799,980.06).

H.            Bank has no obligation to modify the terms of the Loan. Bank is willing to grant Borrower’s aforementioned request on the terms and conditions set forth in this Agreement.

Agreement

NOW THEREFORE, in consideration of the sum of One ($1.00) Dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby covenant and agree as follows:

1.             The Background recitals are incorporated herein by reference.

2.             Sections 4.1.6.1 (a) and (b) of the Line of Credit Agreement respecting the requirement that Borrower provide Audited Financials and Tax Returns to the Bank are deleted in their entirety.

3.             Borrower and Guarantor hereby ratify and affirm all of the terms, conditions and provisions of the Line of Credit Agreement, the Note, the First Modification, and all other documents executed and delivered by Borrower or Guarantor in connection with the Loan, to the extent the same are not otherwise expressly modified herein.  It is expressly agreed and understood that except as expressly provided in this Agreement, the terms, conditions and provisions set forth in the Line of Credit Agreement, the Note, the First Modification, and all other documents executed and delivered by Borrower or Guarantor in connection with the Loan shall remain in full force and effect in accordance with their respective terms, conditions and provisions.  Without limiting the generality of the foregoing, nothing in this Agreement shall be construed to:

(i)            impair the validity, perfection or priority of any lien or security interest securing the Loan;

(ii)           waive or impair any rights, powers or remedies of Bank under the Line of Credit Agreement, the Note, and all other documents executed and delivered by Borrower or Guarantor in connection with the Loan with respect to any defaults thereunder which may occur;

(iii)         require Bank to hereafter amend or modify the terms of the Line of Credit Agreement, the Note, or any other documents executed and delivered by Borrower or Guarantor in connection with the Loan; or

(iv)          make any other loan or other extension of credit to Borrower or Guarantor.

In the event of any inconsistency between the terms of this Agreement and the Line of Credit Agreement, this Agreement shall govern.  Borrower and Guarantor each acknowledge that it has consulted with counsel in connection with the negotiation and delivery of this Agreement.  This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement or any part of this Agreement to be drafted.

4.             Borrower and Guarantor hereby acknowledge and agree that no setoff or counterclaim to Borrower’s and Guarantor’s obligations evidenced by the Line of Credit Agreement, the Note, and all other documents executed and delivered by Borrower or Guarantor in connection with the Loan exists, and no agreement has been made with any person under which any deduction or discount may be claimed, that to the best of Borrower’s and Guarantor’s knowledge, information and belief, no Event of Default (as defined in the Line of Credit Agreement) has occurred which is continuing and no event has occurred which with the passage of time or the giving of notice or both, could become an Event of Default under the Line of Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

BANK:
FIRST KEYSTONE BANK

	BY:	/s/ David Ffrench

BORROWER:
SPITZ, INC., A Delaware Corporation

/s/ Calvin Eddings		BY: /s/ Paul L. Dailey
Witness

/s/ Calvin Eddings		ATTEST: /s/ David H. Bateman
Witness
[Corporate Seal]

GUARANTOR:
EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah Corporation

/s/ Calvin Eddings		BY: /s/ David H. Bateman
Witness

/s/ Calvin Eddings		ATTEST: /s/ Paul L. Dailey
Witness
[Corporate Seal]